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                     CERTIFICATE AND INSTRUMENT OF AMENDMENT

                                     TO THE

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                       OF

                         CREDIT SUISSE OPPORTUNITY FUNDS

     The undersigned, being the Secretary of Credit Suisse Opportunity Funds, a Delaware statutory trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 11.3 of the Agreement and Declaration of Trust, dated as of May 31, 1995, as amended to date (as so amended, the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly held on December 12, 2002 and by the affirmative vote of a majority of the shareholders at a meeting duly held on April 11, 2003 and adjourned to May 2, 2003, the Trustees of the Trust duly adopted the following amendments:

          FIRST: The sixth sentence of Section 6.2 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

               At any time, the Trustees may by an instrument executed by a majority of their number abolish or alter any Series and the establishment and designation thereof, including modifying the terms of outstanding shares in a manner that adversely affects the outstanding shares.

          SECOND: The last sentence of Section 6.3 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

               At any time, the Trustees may by an instrument executed by a majority of their number abolish or alter any Class and the establishment and designation thereof, including modifying the terms of outstanding shares in a manner that adversely effects the outstanding shares.

          THIRD: Section 6.4(a) of the Declaration of Trust is hereby amended and restated in its entirety as follows:

               (a) Number of Shares. The number of Shares of each Series or Class that may be issued shall be unlimited. The Trustees may classify or reclassify any previously issued Shares, whether or not then outstanding, any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. The Trustees, at their discretion from time to time, may hold as treasury Shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may


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               determine, or cancel and redeem in accordance with Section 8.3 any Shares of any Series or Class whether such Shares are unissued and outstanding or previously issued and outstanding or previously issued and reacquired by the Trust.

          FOURTH: The first sentence of Section 8.3 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

               The Trustees shall have the power to redeem shares of any Series at a redemption price determined in accordance with Section 8.1,
               (i) if at any time the total investment in such account does not have a value of at least such minimum amount as may be determined from time to time by the Board of Trustees with respect to such Series, (ii) as provided by Section 3.8, (iii) to the extent a Shareholder owns Shares equal to or in excess of a percentage of Shares of the Trust or any Series determined from time to time by the Trustees, or (iv) in the discretion of the Trustees for any purpose.

          FIFTH: The first, second and third sentences of Section 11.2 of the Declaration of Trust are hereby amended and restated in their entirety as follows:

               The Trust, any Series and any Class may be terminated after two-thirds of the Trustees have approved a resolution therefor without the consent or approval of shareholders of the Trust, any Series or any Class.

          SIXTH: Section 11.4 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

               (a) The Trust may merge or consolidate with or convert into any other corporation, association, trust or other organization, or any class, series or portfolio thereof, or may sell, lease, exchange, convey or transfer all or substantially all of the Trust Property, including its goodwill, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees without the consent of shareholders of the Trust, any Series or any Class. Any such merger, consolidation, conversion, sale, lease, exchange, conveyance or transfer shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.

               (b) The Trust, with respect to any Series or Class, may, when and as authorized by two-thirds of the Trustees and without the consent or approval of shareholders of the Trust, any Series or any Class, (i) classify or reclassify the Shares of any Class or Series, whether or not then outstanding, into Shares of any other existing

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               or newly formed Class or Series or (ii) consolidate two or more
               Series or Classes, whether or not then outstanding, into one existing or newly formed Series or Class, provided that in either case the assets and liabilities of any Class or Series so classified, reclassified or consolidated shall become the assets and liabilities of the Class or Series into which it is classified, reclassified or consolidated. Further, the Trust, with respect to any Series or Class, whether or not then outstanding, may sell, lease, exchange, convey or transfer all or substantially all of the property associated with such Series or Class to any corporation, association, trust, Series, Class or other organization, or any class, series or portfolio thereof, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and without the consent or approval of shareholders of the Trust, any Series or any Class.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the 18th day of June, 2003.

                                                     /s/Hal Liebes
                                                     -------------
                                                     Name:  Hal Liebes
                                                     Title: Secretary

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                                 ACKNOWLEDGMENT

STATE OF New York                )

                                 ) ss.

COUNTY OF New York               )



                                                                   June 18, 2003

     Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

          Before me,

                                      /s/George Travers     [Notary Seal]
                                      ------------------

                                      Notary Public

                                      GEORGE TRAVERS

                                      Notary Public, State of New York

                                      No. 02TR5014235

                                      Qualified in New York County

                                      Commission Expires July 15, 2003


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